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                                  EXHIBIT "D"



                               SPECIFIC GUARANTY

        This guaranty, dated the 10th day of September, 1997, is executed by the undersigned, LOUIS A. WATERS (hereinafter referred to as "Guarantor"), in favor of _________________ (hereinafter referred to as "Obligee").

                                  WITNESSETH:

        WHEREAS, RICHMOND PARTNERS, LTD. (hereinafter referred to as "Borrower"), and Guarantor desire Obligee to extend financial and credit accommodations to Borrower;

        WHEREAS, Obligee is willing to extend credit and financial accommodations to Borrower only upon the condition that Guarantor execute and deliver to Obligee this Specific Guaranty and undertake the obligations of Guarantor set out herein;

        NOW, THEREFORE, in consideration of financial and credit accommodations extended or to be extended by Obligee to Borrower and other good and valuable consideration, receipt of which is hereby acknowledged, Guarantor agrees as follows:

        1. OBLIGATION OF GUARANTOR.

        Guarantor absolutely and unconditionally guarantees to the Obligee the payment and performance of all indebtedness, obligations and liabilities (the "Indebtedness") of or owed by Borrower to Obligee (and also to others, to the extent of participations granted them by Obligee) now existing or hereafter incurred or created, direct or indirect, absolute or contingent, arising in connection with that one certain Promissory Note of even date herewith from Borrower to Obligee in the original principal amount of $175,000,000.00. The obligations of Guarantor contained in this guaranty shall be absolute and unconditional, without regard to the validity, legality, regularity or enforceability of the Indebtedness or any instrument evidencing, securing or relating to said Indebtedness and shall not be reduced or affected in any way by the failure or omission to enforce any right against Borrower or Guarantor or by any other action which may in any manner or to any extent vary the risks of Guarantor or which might otherwise constitute a legal or equitable discharge of Guarantor; it being the purpose and intent of the parties hereto that this guaranty and the obligations of Guarantor hereunder shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment and performance as herein provided. Guarantor agrees that, without the necessity of any reservation of rights against Guarantor and without notice to or further assent by Guarantor, (1) any demand for payment of any or all of the Indebtedness may be rescinded by the party making such demand and the Indebtedness reinstated or continued, and (2) the Indebtedness or any collateral security therefor or rights of offset with respect thereto may, from time to time, in whole or in part, be renewed, extended, modified, rearranged, compromised or released by Obligee or, without notice to or further assent by Guarantor, who will remain bound hereunder, notwithstanding any such rescission, renewal, extension, modification, rearrangement, compromise or release.

        2. WAIVER BY GUARANTOR.

        Guarantor waives:

        (a) Notice of the granting of any loan to Borrower or the incurring of any indebtedness of Borrower or the terms or conditions thereof;

        (b) Presentment, demand for payment, protest or notice of dishonor of any indebtedness of Borrower;

        (c) Any other notice to which Guarantor might be entitled;
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        (d)  Joinder of the Borrower in any suit or action to enforce this guaranty, in particular, and without in any way limiting the foregoing, Guarantor waive any right to have Obligee sue Borrower or take any other action against Borrower as a prerequisite to Obligee's taking any action or bringing any suit against Guarantor under this guaranty; and

        (e) The right to interpose against Obligee any setoff or counterclaim of any nature or description, whether of Borrower or Guarantor, in the computation of any amounts payable by Guarantor hereunder or in any litigation arising out of or relating to this guaranty; and Guarantor further agrees that his obligations and liabilities hereunder shall not be affected or impaired, regardless of any impossibility or illegality of performance on the part of the Borrower.

        3.  RIGHTS OF OBLIGEE.

        Obligee may, at any time, without consent of or notice to Guarantor, without incurring responsibility to the Guarantor, without impairing or releasing the obligations of the Guarantor, upon or without terms or conditions and in whole or in part:

        (a) Change the manner, place or terms of payment or change or extend the time of payment of, renew or alter any indebtedness, obligations or liability of Borrower hereby guaranteed or any liabilities incurred directly or indirectly hereunder and the guaranty herein made shall apply to the indebtedness, obligations and liabilities of the Borrower, changed, extended, renewed or altered in any manner;

        (b) Sell, exchange, release, surrender, realize, upon or otherwise, deal with in any manner and in any order, any property at any time pledged or mortgaged to secure or securing the indebtedness, obligations or liabilities hereby guaranteed or pledged or mortgaged to secure this guaranty or any indebtedness, obligations or liabilities incurred directly or indirectly hereunder or any offset against any of said indebtedness, obligations or liabilities;

        (c) Exercise or refrain from exercising any rights against Borrower or others or otherwise act or refrain from acting;

        (d) Settle or compromise any indebtedness, obligations or liabilities hereby guaranteed or hereby incurred and may subordinate the payment of all or any part of such liabilities to the payment of any liabilities which may be due Obligee or others;

        (e) Apply any sums paid to any Indebtedness of Borrower to Obligee, regardless of what Indebtedness or Borrower to Obligee remains unpaid; and

        (f) Release Borrower or any other guarantor of Borrower's Indebtedness of Obligee from any liability to Obligee.

        4.  TERMINATION OF GUARANTY.

        The obligations of Guarantor hereunder shall terminate upon, and only upon, written release of Guarantor by Obligee; provided, however, no termination hereof shall affect in any manner any rights of Obligee arising under this guaranty with respect to liabilities arising prior to such written release by Obligee and the sole effect of any such written release by Obligee shall be to exclude from this guaranty liabilities arising thereafter which are unrelated to liabilities theretofore arising or transactions theretofore entered into.



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        5. PARTIES IN INTEREST.

        This guaranty shall continue in full force and effect, notwithstanding the death, incapacity or legal disability of Guarantor and shall be binding on the successors, assigns, estate, personal representatives and heirs, as the case may be, of Guarantor and shall inure to the benefit of Obligee, its successors, heirs and assigns.

        6. PLACE OF PERFORMANCE.

        The obligations of Guarantor hereunder shall be payable and performable at Houston, Harris County, Texas.

        7. ADDITIONAL OBLIGATIONS OF GUARANTOR.

        In addition to obligations of Guarantor set forth elsewhere herein, Guarantor agrees to pay to Obligee:

        (a) All costs, attorney's fees and other expenses incurred by Obligee in an effort to enforce and/or collect all or any part of the Indebtedness; and

        (b) All costs, attorney's fees and expenses incurred by Obligee in an effort to enforce or collect the obligations of Guarantor pursuant to this guaranty.

        8. COMPLIANCE WITH LAWS.

        It is the intention of the parties hereto to comply with all laws in force and applicable hereto; accordingly, it is agreed that, notwithstanding any provision to the contrary herein or in any note, instrument or other document evidencing or securing the Indebtedness or otherwise related hereto or thereto, no such provision shall require the payment or permit the collection of interest from Guarantor in excess of the maximum non-usurious rate permitted by applicable law. If any excess of interest in such respect is provided for or shall be adjudged to be so provided for, then in such event, (i) the provisions of this paragraph shall govern and control, (ii) neither Guarantor nor his heirs, executors or administrators, successors or assigns or any other party liable under Guarantor, shall be obligated to pay the amount of such interest, to the extent that it is in excess of the maximum non-usurious amount permitted by applicable law, (iii) any such excess which may have been collected shall be, at Obligee's option, either refunded or applied to the Indebtedness, and (iv) the effective rate of interest covered by this guaranty shall be automatically subject to reduction to the maximum non-usurious lawful contract rate allowed under the applicable law as now or hereafter construed by the courts having jurisdiction thereof.

        9. NO WAIVER BY OR ESTOPPEL AGAINST OBLIGEE.

        No failure to exercise and no delay in exercising on the part of Obligee any right, power or privilege hereunder or at law or in equity shall operate as waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law or in equity.

        10. SUBROGATION AND SUBORDINATION.

        Guarantor hereby agrees that Guarantor shall not be entitled to be subrogated to any of the rights of Obligee or any of its successors, endorsees and assigns against the Borrower of any collateral security held for payment of the Indebtedness until all of the Indebtedness has been paid in full, performed and discharged. Guarantor further agrees that any indebtedness of Borrower to Guarantor, whether now existing or hereafter incurred, shall be subordinate to the Indebtedness of Borrower to Obligee and shall not be paid or entitled to be paid in whole or in part until the Indebtedness of Borrower to Obligee has been paid and satisfied in full.



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        11.  REINSTATEMENT OF OBLIGATIONS.

        This guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment of any of the Indebtedness is rescinded or must otherwise be restored or returned to the Borrower upon insolvency, bankruptcy or reorganization of Borrower or otherwise, all as though such payment had never been made.

        12.  GOVERNING LAW.

        This guaranty has been executed and delivered in and shall be construed and enforced in accordance with the laws of the State of Texas.

        13.  JURISDICTION AND VENUE.

        Any suit or action by Guarantor to enforce any right under this agreement or to obtain a declaration thereof shall be brought in a court of competent jurisdiction in Harris County, Texas. Any suit by Obligee to enforce any right hereunder or to obtain a declaration of any right or obligation hereunder may, at the sole option of Obligee, be brought (i) in any court of competent jurisdiction in Houston, Harris County, Texas, or (ii) in any court of competent jurisdiction where jurisdiction may be had over Guarantor. Guarantor hereby expressly consents to the jurisdiction of the foregoing courts for such purpose.

        14.  SEVERABILITY.

        If any clause or portion of this guaranty shall be declared unenforceable, invalid or illegal, the remaining clauses and portions shall not be affected thereby.

        15.  PAROL EVIDENCE.

        Guarantor hereby acknowledges that this guaranty sets forth all of the terms of the agreement between Obligee and Guarantor and that any statements, representations or affirmations made by the Obligee and its agents or Guarantor prior to or contemporaneously with the execution of this guaranty are to be of no force and effect whatever in determining the liability of Guarantor under this guaranty. Without limiting the foregoing, Guarantor warrants, represents and acknowledges that Obligee has made no representations or statements to Guarantor which have been relied upon by Guarantor in executing this guaranty concerning the financial condition of Borrower, the likelihood that Guarantor will be required to pay or perform the Indebtedness hereby guaranteed or otherwise.

        16.  INDEPENDENT GUARANTY.

        This guaranty shall be independent of, in addition to and cumulative of any other guaranty which may be executed by any guarantor in favor of the Obligee.

        17.  MULTIPLE PARTS.

        Anyone signing this guaranty shall be bound thereby, whether or not any other party signs this guaranty or is released therefrom at any time.

        18.  INSOLVENCY OF GUARANTOR.

        Without limiting the other provisions hereof, in the event of bankruptcy or insolvency of Guarantor, the entire Indebtedness of Borrower, whether direct or indirect, absolute or contingent, due or to become due, shall become due and payable from Guarantor to Obligee and shall be paid immediately by Guarantor to Obligee.



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        EXECUTED AND EFFECTIVE as of the date first set forth above.



                                                /s/ LOUIS A. WATERS
                                                ----------------------------
                                                LOUIS A. WATERS







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